Exhibit 32
WRITTEN STATEMENT OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, the President and Chief Executive Officer, the Executive Vice President Accounting and Administration, and the Chief Financial Officer of Washington Real Estate Investment Trust (“Washington REIT”), each hereby certifies on the date hereof, that:

(a)
the Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Washington REIT.

DATE:	August 5, 2015	/s/ Paul T. McDermott
Paul T. McDermott
Chief Executive Officer

DATE:	August 5, 2015	/s/ Laura M. Franklin
Laura M. Franklin
Executive Vice President
Accounting and Administration
(Principal Accounting Officer)

DATE:	August 5, 2015	/s/ Stephen E. Riffee
Stephen E. Riffee
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)